UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas	77080
(Address of Principal Executive Offices)	(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 5, 2014, Francesca’s Holdings Corporation (the “Company”) issued a press release announcing certain preliminary consolidated financial results for the fiscal third quarter ended November 1, 2014 and on December 10, 2014, the Company issued a press release announcing its consolidated financial results for the fiscal third quarter ended November 1, 2014. Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2014, Neill Davis, the Company’s Chief Executive Officer and President, notified the Company’s Board of Directors (the “Board”) that he will be resigning from his positions as Chief Executive Officer and President of the Company and from all other positions he holds with the Company, including as a director of the Company, effective as of December 4, 2014. In connection with the termination of his employment, Mr. Davis will be entitled to receive the severance benefits provided in the amended and restated employment letter agreement between Francesca’s Collections, Inc., a wholly-owned subsidiary of the Company (“Francesca’s”), the Company and Mr. Davis, dated December 28, 2012 (the “Davis Employment Letter”), due to a termination of his employment without “cause” (as defined in the Davis Employment Letter). As required pursuant to the terms of the Davis Employment Letter, Mr. Davis entered into a separation agreement with the Company that includes a release by Mr. Davis of claims against the Company. As discussed below, Michael W. Barnes succeeded Mr. Davis as the Company’s Chief Executive Officer and President, effective as of December 4, 2014.

On December 4, 2014, the Board appointed Mr. Barnes to succeed Mr. Davis as the Company’s Chief Executive Officer and President, effective as of December 4, 2014. In connection with his appointment as Chief Executive Officer and President, the Board also appointed Mr. Barnes to serve as Chairman of the Board, effective as of December 4, 2014. At that time, Greg Brenneman stepped down from his role as Chairman of the Board, but will continue to serve as a director of the Company and will also serve as the Company’s Lead Director.

Prior to joining the Company, from February 2011 to October 2014, Mr. Barnes, 54, served as Chief Executive Officer of Signet Jewelers, Ltd., where he oversaw the $1.46 billion acquisition of Zale Corp. Mr. Barnes previously spent 25 years at Fossil Group, Inc., where he served in a number of leadership roles, including serving most recently as President, Chief Operating Officer and a member of the Board of Directors from January 2007 to November 2010. Additionally, Mr. Barnes served on the Board of Directors for Darden Restaurants Inc. from June 2012 to August 2014.

The terms of Mr. Barnes’ employment are outlined in an employment offer letter between the Company and Mr. Barnes, effective as of December 4, 2014 (the “CEO Offer Letter”). The CEO Offer Letter provides for Mr. Barnes to receive an annual base salary of $875,000 and, commencing with the Company’s fiscal year 2015, an annual bonus opportunity at threshold, target and maximum levels equal to 50%, 150% and 200%, respectively, of Mr. Barnes’ annual base salary for the applicable fiscal year, subject to pro ration if results fall between such levels. The CEO Offer Letter also provides for Mr. Barnes to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally.

Pursuant to the terms of the CEO Offer Letter, during the Company’s fiscal year 2015 and for each year thereafter, the Company will grant Mr. Barnes (so long as he is employed by the Company at the time it grants its annual equity awards) a performance-based award of restricted shares of the Company’s common stock. The award will be granted under the Francesca’s Holdings Corporation 2011 Equity Incentive Plan (the “2011 Plan”). The “target” number of shares of the Company’s common stock subject to the award will equal $2,500,000 divided by the closing price of a share of the Company’s common stock on the last trading day prior to the date of grant of the award.

The CEO Offer Letter provides that Mr. Barnes is employed by the Company on at-will basis. The CEO Offer Letter provides that if Mr. Barnes’ employment with the Company is terminated, regardless of the reason for such termination of employment, Mr. Barnes will be entitled to his accrued and unused vacation and any accrued benefits under the Company’s 401(k) retirement plan. Pursuant to the terms of the CEO Offer Letter, if Mr. Barnes’ employment is terminated by the Company without “cause” (as such term is defined in the CEO Offer Letter), he will be entitled to receive as severance pay (subject to applicable tax withholdings) continued payment of his annual base salary and target bonus at the rate in effect immediately prior to the Severance Date (as such term is defined in the CEO Offer Letter) for 18 months following the termination of his employment. Mr. Barnes’ right to receive the severance benefits described above is subject to his execution of a release of claims in favor of the Company upon termination of his employment, which release may contain certain restrictive covenants including, without limitation, non-solicitation and non-compete covenants.

In connection with his appointment as Chief Executive Officer and President of the Company, on December 4, 2014, the Compensation Committee of the Board approved an option award to Mr. Barnes to purchase 1,000,000 shares of the Company’s common stock under the 2011 Plan. The option award is evidenced by a nonqualified stock option agreement between the Company and Mr. Barnes, dated as of December 4, 2014 (the “Option Agreement”). The option award has a per-share exercise price equal to the closing price of a share of the Company’s common stock on the date of grant and a maximum term of 10 years. Fifty percent of the total number of shares subject to the option award (the “Tranche 1 Shares”) will be eligible to vest at the end of the three-year period consisting of the Company’s 2015, 2016 and 2017 fiscal years, provided that (1) the closing price of the Company’s common stock equals or exceeds $20 for not less than 60 trading days during a period of not less than 90 consecutive trading days during such three-year period and (2) Mr. Barnes remains continuously employed through the end of such three-year period, and the remaining 50% of the total number of shares subject to the option award (the “Tranche 2 Shares”) will be eligible to vest at the end of the two-year period consisting of the Company’s 2018 and 2019 fiscal years, provided that (1) the closing price of the Company’s common stock equals or exceeds $25 for not less than 60 trading days during a period of not less than 90 consecutive trading days during such two-year period and (2) Mr. Barnes remains continuously employed through the end of such two-year period. To the extent the Tranche 1 Shares do not become eligible to vest during the applicable three-year period described above, such shares will, subject to Mr. Barnes’ continuous employment through the last day of such period, remain eligible to vest on the same vesting terms as the Tranche 2 Shares.

In the event a “change in control” (as defined in the CEO Offer Letter) occurs prior to the last day of the Tranche 2 Shares performance period and prior to a termination of Mr. Barnes’ employment for any reason, and pursuant to which the value of a share of the Company’s common stock in such change in control is equal to or greater than 140% of the per-share exercise price of the option award, the total number of shares subject to the option award that are outstanding and unvested as of the date of such change in control will remain eligible to vest and become exercisable on the first to occur of the following events after the change in control (regardless of whether the stock price goals with respect to the Tranche 1 Shares and the Tranche 2 Shares described above are attained after the date of such event): (1) the date Mr. Barnes’ employment is terminated by the Company without “cause” (as defined in the Option Agreement); (2) the date Mr. Barnes resigns with “good reason” (as defined in the Option Agreement); and (3) the last day of the Tranche 2 Shares performance period, subject to Mr. Barnes’ continuous employment through the last day of the Tranche 2 Shares performance period.

There was no arrangement or understanding between Mr. Barnes and any other person pursuant to which Mr. Barnes was appointed Chief Executive Officer, President or Chairman of the Board. There are no family relationships between Mr. Barnes and any director or executive officer of the Company, and Mr. Barnes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 5, 2014, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Current Report on Form 8-K along with certain preliminary consolidated financial results for the fiscal third quarter ended November 1, 2014 and on December 10, 2014, the Company issued a press release announcing its consolidated financial results for the fiscal third quarter ended November 1, 2014.

Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued by Francesca’s Holdings Corporation on December 5, 2014.

99.2	Press Release issued by Francesca’s Holdings Corporation on December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 10, 2014	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Francesca’s Holdings Corporation on December 5, 2014.

99.2	Press Release issued by Francesca’s Holdings Corporation on December 10, 2014.